Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF Appoints Mark Lee to Lead Public Sector Group

Lee Succeeds Ellen Glover Who Will Retire After Nearly 15 Years with ICF

FAIRFAX, Va. (March 6,  2019) — ICF (NASDAQ:ICFI), a global consulting and digital services provider, announced today that Mark Lee will succeed Ellen Glover as the new leader of the company’s public sector group, which supports U.S. government clients. Glover, an executive vice president, will retire on May 3rd after nearly 15 years with the company.

Lee, a Senior Vice President, joined ICF in 1999 and has held a variety of key leadership positions during his 20-year tenure. Most recently, he has served as Business Development leader for the Group and as leader of ICF’s fast-growing Disaster Management division. In his new role, Lee will oversee ICF’s support for federal and state and local agencies in areas including health, disaster recovery and resilience, environment, technology, cyber security, communications and social programs.

“Mark has excelled throughout his tenure at ICF and has been a key contributor to the growth of our U.S. public sector group,” said Sudhakar Kesavan, chairman and CEO of ICF. “Under his leadership, we will continue to stay ahead of shifting client needs and provide services that make meaningful impact to federal and state and local agencies. We are very pleased to have such a well-respected and trusted leader step into this position.”

Kesavan added, “Ellen has been instrumental in driving major growth for ICF, delivering important outcomes for our clients and developing a talented and diverse cadre of leaders. She has served as a strong and inspiring role model for her team as well as for leaders across our company. Additionally, Ellen has held key leadership roles in the professional services industry and has been an influential advocate through her positions as chair of the Professional Services Council and the American Council for Technology-Industry Advisory Council.”

Glover joined ICF in 2005 and has over 40 years of experience in the technology market. Prior to ICF, Glover held executive positions at Advanced Technology Systems, Impact Innovations Group, and Dynamics Research Corporation. She has received numerous industry honors, including the Federal 100 Eagle Award and the Janice K. Mendenhall Spirit of Leadership Award, the highest honor given by American Council for Technology and the Industry Advisory Council.

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About ICF

ICF (NASDAQ:ICFI) is a global consulting services company with over 5,500 specialized experts, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.